UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2025
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 8, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Novelis Inc. (the “Company”) approved the selection of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2028, subject to the completion of EY standard client acceptance and independence procedures and execution of an engagement letter, and effective following the completion of PricewaterhouseCoopers LLP’s (“PwC”) audit of the Company’s consolidated financial statements for the fiscal year ending March 31, 2027, and the filing of the Company’s Annual Report on Form 10-K for that fiscal year. The rotation of the Company’s external auditor to a new independent public accounting firm is a result of the mandatory audit firm rotation requirements in India, where the Company’s indirect parent, Hindalco Industries Ltd. (“Hindalco”), is located.
The Company’s current independent registered public accounting firm, PwC, was notified on December 8, 2025 that it was dismissed as the Company’s independent registered public accounting firm effective following the completion of PwC’s audit of the Company’s consolidated financial statements for the fiscal year ending March 31, 2027, and the filing of the Company’s Annual Report on Form 10-K for that fiscal year.
PwC’s audit reports on the Company’s consolidated financial statements as of and for the years ended March 31, 2025, and March 31, 2024, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended March 31, 2025 and March 31, 2024, and the subsequent interim period through December 8, 2025, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such periods, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided PwC with a copy of this Current Report on Form 8-K and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the disclosures contained herein. A copy of PwC’s letter, dated December 12, 2025, is attached hereto as Exhibit 16.1.
During the fiscal years ended March 31, 2025 and March 31, 2024, and the subsequent interim periods through December 8, 2025, the Company did not consult with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated December 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 12, 2025	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer